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                                   EXHIBIT A

                            Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them to this Statement and any subsequent amendments hereto.

Dated as of December 22, 2000.

                                  By:   /s/John F. McHale
                                       ------------------------------
                                        John F. McHale

                                  By:   /s/Kent A. Savage
                                       ------------------------------
                                        Kent A. Savage

                                  By:   /s/Kenneth A. Kalinoksi
                                       ------------------------------
                                        Kenneth A. Kalinoksi

                                  By:   /s/David S. Lundeen
                                       ------------------------------
                                        David S. Lundeen

                                  WATERSHED CAPITAL I, L.P.

                                  By:  Watershed Capital G.P. I, L.P.,
                                       its general partner
                                       By:  Watershed Capital GP I, L.L.C,
                                            its general partner

                                       By:  /s/David S. Lundeen
                                           ---------------------------
                                            David S. Lundeen, Managing Member